UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2023

enGene Holdings Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41854	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220 Saint-Laurent, QC, Canada	H4R 2P1
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (514) 332-4888

                                                       Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common share, at an exercise price of $11.50 per share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement with Chief Financial Officer
On December 13, 2023, Ryan Daws, Chief Financial Officer of enGene Holdings Inc. (the “Company”), entered into an Executive Employment Agreement with enGene USA, Inc. (“enGene USA”), effective as of November 27, 2023 (the “Daws Employment Agreement”).  The Daws Employment Agreement supersedes in its entirety that certain Offer Letter, dated November 13, 2023, by and between Mr. Daws and enGene USA, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 29, 2023.
The Daws Employment Agreement has no fixed term and is terminable at will.  Mr. Daws is entitled under the Daws Employment Agreement to an annual base salary of $440,000, to an annual 40% bonus opportunity, and to participate in employee benefit plans.  Mr. Daws is also entitled to a cash signing bonus in the amount of $143,500, which is payable in the first payroll period of 2024, and which shall be deemed earned upon completion of one full year of active employment with the Company.  Additionally, Mr. Daws has received a grant of an option to acquire 232,000 common shares of the Company (“Common Shares”) at an exercise price equal to the fair value of such Common Shares on November 30, 2023, which is the date of the grant, and which shall vest at 25% on the first anniversary of the grant date, with the remaining portion to vest monthly over the remaining three years.
Pursuant to the Daws Employment Agreement, (a) upon the termination of Mr. Daws' employment by enGene USA without Cause (as defined in the Daws Employment Agreement) or by Mr. Daws for Good Reason (as defined in the Daws Employment Agreement), Mr. Daws is entitled to receive post-termination severance benefits from enGene USA consisting of (i) twelve months’ base salary, (ii) twelve months of continued health insurance benefits, (iii) a prorated portion of his annual bonus, if such termination occurs six months or more into the applicable performance period for such annual bonus, and (iv) acceleration and vesting of any then unvested time-based equity awards that would have vested in the twelve-month period following such termination; and (b) upon the termination of Mr. Daws by enGene USA without Cause or by Mr. Daws for Good Reason during a change in control period, which includes the ninety days prior to and twelve months following a change in control, Mr. Daws is entitled to receive post-termination severance benefits from enGene USA consisting of (i) twelve months’ base salary, (ii) an amount equal to his annual bonus opportunity at the target level, (iii) twelve months of post-termination health insurance benefits; and (iv) acceleration and vesting of all then unvested time-based equity awards .
In addition, pursuant to the Daws Employment Agreement, Mr. Daws has agreed to standard restrictive covenant obligations, including a noncompete and nonsolicit obligation which runs while employed and for twelve months thereafter.
This summary is qualified in its entirety by reference to the text of the Daws Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits
Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated December 13, 2023, by and between enGene USA, Inc. and Ryan Daws.*-
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*            Filed herewith.
-	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE HOLDINGS INC.

December 13, 2023	By:	/s/ Jason D. Hanson
Name: Jason D. Hanson
Title: Chief Executive Officer